Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of InterAmerican Gaming, Inc. (the “Registrant”) on Form 10-Q/A for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, J. Graham Simmonds, Interim Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

InterAmerican Gaming, Inc.

Date: March 18, 2013	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Interim Chief Financial Officer